UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective November 2, 2012, the company designated Michael M. Thomson as its interim principal accounting officer.

Mr. Thomson (age 44) has served as Controller of Towers Watson since January 1, 2010, and he previously held the same position at Towers Perrin from December 2007 until the consummation of the Merger between Watson Wyatt and Towers Perrin. Prior to that, Mr. Thomson served with Towers Perrin as Director of Financial Systems from June 2001 to December 2004 and then Assistant Controller from December 2004 to December 2007. Prior to joining Towers Perrin, Mr. Thomson was with RCN Corporation, a telecom company providing cable, phone and internet services, where he served as Director of Financial Reporting & Financial Systems from 1997 to 2001. At RCN, he was responsible for corporate accounting functions, including policy and procedure development and maintenance, auditor relations, corporate accounting functions, financial consultant management, financial systems management, and all SEC reporting. Prior to joining RCN, Mr. Thomson served as Director of Financial reporting for The Pep Boys, a $2 billion national automotive after-market solutions provider. At Pep Boys, Mr. Thomson was responsible for external and internal reporting, as well as the various corporate accounting functions. Mr. Thomson has over 15 years of experience in various financial positions. He has a B.S. in Accounting from Philadelphia University and an M.S. in Taxation from Villanova University, and he is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: November 8, 2012

	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary

3